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                                  United States
                       Securities and Exchange Commission
                              Washington, DC 20549

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                                    Form 8-K

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


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                        Date of Report: November 25, 2003

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                           BOEING CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                    95-2564584                0-10795
 (State or other jurisdiction of     (I.R.S. Employer      (Commission File No.)
 Incorporation or Organization)     Identification No.)

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            500 Naches Ave., SW, 3rd Floor - Renton, Washington 98055
                    (Address of principal executive offices)

                                 (425) 393-2914
              (Registrant's telephone number, including area code)

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



Item 5.  Other Events

   Boeing Capital Corporation (Boeing Capital) expects that its sole stockholder, The Boeing Company, will remove Michael M. Sears as Chairman of the Board of Directors and Director of Boeing Capital as a result of the events contained in The Boeing Company's press release dated November 24, 2003 which is set forth below:

             "Boeing Dismisses Two Executives for Unethical Conduct

      CHICAGO, Nov. 24, 2003 - Boeing Executive Vice President and CFO Mike Sears has been dismissed for cause effective immediately as the result of circumstances surrounding the hiring of Darleen Druyun, a former U.S. government official. Druyun, who has been vice president and deputy general manager of Missile Defense Systems, also has been dismissed for cause.

      Sears was dismissed for violating company policies by communicating directly and indirectly with Druyun about future employment when she had not disqualified herself from acting in her official government capacity on matters involving Boeing. In addition, an internally initiated review found both attempted to conceal their misconduct.

      'Compelling evidence of this misconduct by Mr. Sears and Ms. Druyun came to light over the last two weeks,' said Boeing Chairman and CEO Phil Condit. 'Upon review of the facts, our board of directors determined that immediate dismissal of both individuals for cause was the appropriate course of action.'

      Over the past several months Boeing has made a concentrated effort to enhance its programs and policies to ensure understanding that ethical breaches will not be tolerated. 'The board of directors retained former Sen. Warren Rudman of Paul, Weiss, Rifkind, Wharton & Garrison to review Boeing's ethics programs,' Condit said. 'One of the first actions we took as a result was to create the Office of Internal Governance, with its leader reporting directly to me. The board and I have asked Senator Rudman to extend his review and examine Boeing's procedures and practices on hiring government employees to ensure this type of incident never happens again,' said Condit.

      'Boeing must and will live by the highest standards of ethical conduct in every aspect of our business,' Condit said. 'When we determine there have been violations of our standards, we will act swiftly to address them, just as we have today.

      'The action taken today reflects in no way on the financial condition of the company, which remains excellent,' Condit added.

      Boeing has informed the Department of the Air Force of the actions taken and will continue to cooperate with the government in its ongoing investigation regarding this matter. It is not possible to predict at this time what actions the government might take against the individuals or Boeing and the consequences of those actions."

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  Boeing Capital Corporation

                                  By: /s/ Steven W. Vogeding
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                                      Steven W. Vogeding
    November 25, 2003                 Vice President and Chief Financial Officer